Exhibit 10.1

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CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

CONFIDENTIAL ASSET PURCHASE AND SETTLEMENT AGREEMENT
This CONFIDENTIAL ASSET PURCHASE AND SETTLEMENT AGREEMENT (the “Agreement”) is made and entered as of March 13, 2026 (the “Effective Date”), by and between Commave Therapeutics SA, a Swiss société anonyme (“Commave”), and Zevra Therapeutics, Inc., a Delaware corporation (“Zevra”). Commave and Zevra are individually referred to herein as a “Party,” and collectively, as the “Parties.”
RECITALS
WHEREAS, the Parties entered into that certain Collaboration and License Agreement, dated September 3, 2019, as amended by the Amendment No. 1 to Collaboration and License Agreement, dated April 8, 2021 (the “License Agreement”);
WHEREAS, Commave filed an action against Zevra in the Court of Chancery of the State of Delaware captioned Commave Therapeutics SA v. Zevra Therapeutics, Inc., C.A. No. 2024-0920-LWW, asserting against Zevra, among other things, claims for breach of contract (the “Litigation”); and
WHEREAS, to avoid the time and expense of litigation, in recognition of the inherent risks and costs of litigation and appeal, and without either Party making any admission relating to the Litigation, the Parties wish to resolve and settle the Litigation on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and mutual covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings:
1.1“24/25 Payments” has the meaning set forth in Section 3.2.
1.2“Action” means any action, arbitration, hearing, complaint, litigation, suit, proceeding or government charge (whether civil, criminal or administrative).

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CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.3“Affiliate” means, with respect to a Person, another Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise. Such Person is an Affiliate only so long as such control exists. [***].
1.4“Agreement” has the meaning set forth in the preamble.
1.5“Amphetamine” means 1-phenylpropan-2-amine.
1.6[***].
1.7[***].
1.8[***].
1.9“Azstarys” means the product approved by the U.S. FDA (NDA 212994), which contains seventy percent (70%) SDX co-formulated with thirty percent (30%) d-MPH as the only active pharmaceutical ingredients, in any dosage form, formulation, presentation or package configuration.
1.10“[***] Agreement” means that certain Master Custom Services Agreement by and between Zevra Therapeutics, Inc. and its Affiliates and [***], dated as of June 7, 2023.
1.11“[***]-Related Manufacturing Records” has the meaning set forth in Exhibit B.
1.12“Change of Control” means with respect to either Party: (i) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; (ii) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (iii) a person or entity, or group of persons or entities, acting in concert, acquiring more than fifty percent (50%) of the voting equity securities or management control of such Party.
1.13“Claim” means any action, cause of action, suit, claim, counterclaim, demand, and obligation of any kind or nature, whether known or unknown, matured or unmatured, liquidated or unliquidated, absolute or contingent.

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CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.14“Claim Notice” has the meaning set forth in Section 7.3(ii)(a).
1.15“CMC Information” means information related to the chemistry, manufacturing and controls of the SDX Products, as specified by the FDA and other applicable Regulatory Authorities.
1.16“Commave” has the meaning set forth in the preamble.
1.17“Commave FDA Transfer Letters” means the letters to FDA from Commave in substantially the forms attached as Exhibit K-1 and Exhibit K-2, transferring from Zevra (or its applicable Affiliate) to Commave the rights under the Transferred Regulatory Items identified therein.
1.18“Commave Indemnitees” has the meaning set forth in Section 7.1.
1.19“Commave Liabilities” has the meaning set forth in Section 4.4(i).
1.20“Commave Sublicenses” means [***].
1.21“Commercialization”, with a correlative meaning for “Commercialize” and “Commercializing”, means all activities undertaken before and after obtaining Regulatory Approvals relating specifically to the pre-launch, launch, promotion, detailing, medical education and medical liaison activities, marketing, pricing, reimbursement, sale, and distribution of the SDX Products, including strategic marketing, sales force detailing, advertising, market support, all customer support, product distribution, inventory, quality, production and invoicing and sales activities.
1.22“Commingled Lab Notebooks” has the meaning set forth in Section 4.6(iii).
1.23“Compounds” means, collectively, (i) serdexmethylphenidate (“SDX”); (ii) d-methylphenidate (“d-MPH”) as a precursor to SDX and (iii) any and all prodrugs, salts, hydrates, solvates, esters, metabolites, intermediates, stereoisomers and polymorphs of SDX; provided, however, that Compounds shall not include any (a) Amphetamine or (b) prodrug, salt, hydrate, solvate, ester, metabolite, intermediate, stereoisomer or polymorph of any Amphetamine.
1.24“Confidential Information” of a Party means any and all information that is or was disclosed by or on behalf of such Party to the other Party under or in connection with the License Agreement or this Agreement (whether prior to or during the Term of this Agreement), whether in oral, written, graphic or electronic form, that by its nature, or the

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CONFIDENTIAL SETTLEMENT COMMUNICATION
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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

circumstances of its disclosure would be understood by a reasonable person to be, proprietary or confidential, or that is designated as such in writing such Party.
1.25“Contracts” means, all written agreements, contracts, licenses, instruments, commitments, undertakings, obligations and other legally binding written instruments.
1.26“Control,” with a correlative meaning for “Controlled,” means, with respect to any Patent or Know-How, that Zevra or its Affiliate has the ability to grant to Commave access or a license, as applicable, to such Patent or Know-How on the terms and conditions set forth in this Agreement without violating the terms of any existing Contract with any Third Party or being obligated to pay to any Third Party any royalties or other consideration that would not have been payable but for such grant to Commave, unless Commave agrees in advance of any grant of rights thereto to pay such royalties or other consideration; provided, however, that if there is a Change of Control of Zevra, Zevra and its Affiliates shall be deemed not to Control any Patent or Know-How owned by the applicable acquirer or any of its Affiliates other than Zevra or any Person that was an Affiliate of Zevra immediately prior to such Change of Control.
1.27“Controlled Substance Documentation” means any (i) approval, license, registration or other authorization of any Governmental Authority pursuant to any Controlled Substance Law, (ii) application, filing, record or other documentation prepared, submitted, received or maintained pursuant to any Controlled Substance Law, (iii) supplement or amendment to any of the foregoing, or (iv) correspondence with any Governmental Authority relating to any of the foregoing.
1.28“Controlled Substance Law” means the Controlled Substances Act, 21 U.S.C. § 801 et. seq., or any other similar law of any country or regulatory jurisdiction, including any similar state law.
1.29“d-MPH” has the meaning set forth in the definition of “Compounds.”
1.30“Data Room” means the virtual data room [***].
1.31“Delivery Plan” has the meaning set forth in Section 4.6(i).
1.32“Development”, with a correlative meaning for “Develop”, “Developing” and “Developed”, means all activities relating to preclinical and clinical trials, toxicology testing, statistical analysis and publication and presentation of study results with respect to the SDX Products, and the reporting, preparation and submission of applications (including any CMC Information) for obtaining, registering or maintaining Regulatory Approval of the SDX Products.

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CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.33“Direct Claim” has the meaning set forth in Section 7.3(ii)(a).
1.34“Disclosure Schedule” means the disclosure letter, dated as of the date of this Agreement, that has been prepared by Zevra and delivered to Commave with this Agreement.
1.35“Effective Date” has the meaning set forth in the preamble.
1.36“EMA” means the European Medicines Agency and any successor agency thereto.
1.37“Encumbrances” means any mortgages, pledges, liens, licenses (other than any non-exclusive license granted pursuant to the [***] Agreement), rights of first refusal, security interests, conditional and installment sale agreement, claim, charges or encumbrances of any kind.
1.38“EU” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time.
1.39“Excluded Assets” means any assets that are not Transferred Assets.
1.40“Excluded Contracts” means the Contracts listed on Exhibit N.
1.41“FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.42“FDA Letters” has the meaning set forth in Section 4.15(ii).
1.43“Governmental Authority” means any multi-national, national, federal, state, local, municipal, provincial or other governmental authority of any nature, including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court, arbitral body or other tribunal.
1.44“IND” means an Investigational New Drug application (as defined in the U.S. Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder at 21 C.F.R. part 312) in the United States or a comparable filing in any other jurisdiction (i.e., a filing with a Regulatory Authority that must be made prior to commencing clinical testing in humans).
1.45“Indemnification Objection Notice” has the meaning set forth in Section 7.3(ii)(c).

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CONFIDENTIAL SETTLEMENT COMMUNICATION
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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.46“Indemnification Objection Period” has the meaning set forth in Section 7.3(ii)(c).
1.47“Indemnified Party” has the meaning set forth in Section 7.3(i).
1.48“Indemnifying Party” has the meaning set forth in Section 7.3(i).
1.49“Indemnitees” has the meaning set forth in Section 7.2.
1.50“Intellectual Property Rights” means any and all rights anywhere in the world in or to any of the following: (i) Trademarks; (ii) Patents; (iii) Trade Secrets; (iv) published and unpublished works of authorship, whether copyrightable or not (including software, website and mobile content, data, databases and other compilations of information), copyrights therein and thereto, whether registered or not, and registrations and applications therefor, and common law and moral rights associated therewith; and (v) all other intellectual property, industrial or other proprietary rights.
1.51“Inventory” has the meaning set forth in Section 5.3.
1.52“Know-How” means any data, results, technology or information, in any tangible or intangible form, including know-how, copyrights, Trade Secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulae, software, algorithms, study designs and protocols, test data, including pharmacological, biological, chemical, biochemical, clinical test data or data resulting from non-clinical studies, chemistry, manufacturing or controls records and data, stability data or other study data and procedures, in each case, that is of a scientific or technical nature and not generally known to the public; provided, however, that Know-How excludes Regulatory Documentation.
1.53“Knowledge” means the actual knowledge of the persons set forth on Exhibit M, following reasonable investigation and due inquiry.
1.54“KP1077” means Zevra’s product candidate previously known as KP1077, which contains SDX as the sole active pharmaceutical ingredient and was developed for the treatment of Idiopathic Hypersomnia.
1.55“KP415” means Zevra’s product candidate previously known as KP415, which contains seventy percent (70%) SDX co-formulated with thirty percent (30%) d-MPH as the only active pharmaceutical ingredients, in any dosage form, formulation, presentation or package configuration.

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CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.56“KP484” means Zevra’s product candidate(s) previously known as KP484, which contains SDX co-formulated with d-MPH as the only active pharmaceutical ingredients with a ratio of SDX/d-MPH other than at the same ratio of SDX/d-MPH as KP415, in any dosage form, formulation, presentation or package configuration.
1.57“KP879” means Zevra’s product candidate currently known as KP879, which contains SDX as its sole active pharmaceutical ingredient, and was previously developed for the treatment of Stimulant Use Disorder, in any dosage form, formulation, presentation or package configuration.
1.58“KP922” means one or more product candidates derived from Zevra’s proprietary prodrugs of Amphetamine that were or are being developed for ADHD and related central nervous system disorders, in any dosage form, formulation, presentation or package configuration.
1.59“Law” means any law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.
1.60“Liability” means any direct or indirect debts, liabilities, fines, penalties, commitments, obligations, expenses, claims, deficiencies, guarantees or endorsements of or by any Person of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by U.S. GAAP to be reflected in financial statements or disclosed in the notes thereto.
1.61“License Agreement” has the meaning set forth in the Recitals.
1.62“Licensed Field” has the meaning set forth in Section 4.13(i).
1.63“Licensed Patents” has the meaning set forth in Section 4.14(i).
1.64“Licensed Technology” has the meaning set forth in Section 4.13(i).
1.65“Litigation” has the meaning set forth in the Recitals.
1.66“Local Agents” has the meaning set forth in Section 4.6(i).
1.67“Local Agent Authorization Letter” has the meaning set forth in Section 4.6(i).

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CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.68“Losses” has the meaning set forth in Section 7.1.
1.69“Non-U.S. Transferred Patent Books and Records” has the meaning set forth in Exhibit E.
1.70“Orphan Drug Designation” means a grant by the applicable Regulatory Authorities of a request for designation under section 526 of the FD&C Act (21 U.S.C. § 360bb) in the United States and 21 C.F.R. part 316 or any analogous grant by a Regulatory Authority in any other jurisdiction.
1.71“Paid Amount” means, as of any date of measurement, the aggregate amount of all Payments that have actually been paid to Zevra by Commave hereunder.
1.72“Party” and “Parties” have the meanings set forth in the preamble.
1.73“Patent Assignment Agreement” has the meaning set forth in Section 4.2.
1.74“Patent Books and Records” means,
(i)with respect to U.S. Patents:
(a)a docket report as of the Effective Date;
(b)copies of all pending U.S. Patent applications, whether published and unpublished, and of all issued U.S. Patents;
(c)copies of all executed U.S. assignment and recordations before the USPTO;
(d)copies of the prosecution history records from the USPTO Patent Center for all issued U.S. Patents and pending U.S. Patent applications;
(e)a copy of invention disclosure form(s); and
(f)copies of all filing, prosecution, maintenance and enforcement files related to the U.S. Patents, if any, and
(ii)with respect to non‑U.S. Patents, copies of records reasonably comparable to the foregoing (a) through (f), including a then‑current docket and copies of executed assignments and related recordations, in each case to the extent customarily obtained and available in the applicable jurisdiction.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.75“Patents” means (i) provisional and non-provisional pending patent applications (whether published or unpublished), issued patents, utility models and designs; (ii) all patents issuing from or claiming priority to patent applications of any of the foregoing, including foreign equivalents thereof; (iii) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (iv) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.
1.76“Payment” has the meaning set forth in Section 5.1.
1.77“Per Claim Threshold” has the meaning set forth in Section 7.4(i).
1.78“Person” means any individual, firm, company, corporation, unincorporated association, partnership, trust, joint venture, Governmental Authority, or other entity and shall include any successor (by merger or otherwise) of such entity.
1.79“Press Release” has the meaning set forth in Section 8.4(ii).
1.80“Regulatory Approval” means all approvals necessary for the commercial sale of a product in a given country or jurisdiction.
1.81“Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction.
1.82“Regulatory Documentation” means regulatory applications, submissions, notifications, communications, correspondence, meeting minutes, registrations, Regulatory Approvals or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, manufacture, market, sell or otherwise Commercialize Compounds or SDX Products in a particular country or jurisdiction, including any INDs and Orphan Drug Designations for any SDX Product.
1.83“Released Claims” has the meaning set forth in Section 2.2.
1.84“Representatives” means, as to any Person, such Person’s Affiliates and its and their successors, controlling Persons, directors, officers, employees, advisors, agents and other representatives.
1.85“SDX” has the meaning set forth in the definition of “Compounds.”

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.86“SDX Contracts” means all Contracts (other than the Excluded Contracts) to which Zevra or any of its Affiliates is a party or otherwise bound, in each case, that are (i) exclusively related to the Development, manufacture or Commercialization of any of the Compounds or SDX Products, (ii) in effect as of the Effective Date, and (iii) specified on Exhibit C.
1.87“SDX Products” means, collectively, any and all pharmaceutical products owned by Zevra or its Affiliates that contain or comprise, (i) SDX as the sole active pharmaceutical ingredient or (ii) SDX co-formulated with d-MPH as the only active pharmaceutical ingredients (including Azstarys, KP415, KP484, KP879, and KP1077, respectively); provided, however, that SDX Products shall not include any pharmaceutical product that contains or comprises any (a) Amphetamine or (b) prodrug, salt, hydrate, solvate, ester, metabolite, intermediate, stereoisomer or polymorph of any Amphetamine (including KP922).
1.88[***].
1.89[***].
1.90“Tax Withholding” has the meaning set forth in Section 5.2(i).
1.91“Term” has the meaning set forth in Section 9.1.
1.92“Third Party” means any Person other than a Party and a Party’s Affiliates.
1.93“Third Party Claim” has the meaning set forth in Section 7.3(i).
1.94“Threshold” has the meaning set forth in Section 7.4(i).
1.95“Trade Secrets” means trade secrets, know-how (including manufacturing and formulation know-how), and all other confidential or proprietary information (including recipes, inventions, discoveries, ideas, improvements, data and databases, processes, schematics, methods, algorithms, formulae, drawings, specifications, prototypes, models, model weights and designs).
1.96“Trademarks” means trademarks, service marks, brand names, d/b/a’s, logos, symbols, trade dress, trade names, internet domain names, URLs and social media handles, and other indicia of origin, all applications and registrations for the foregoing, and all common law rights and goodwill associated therewith and symbolized thereby.
1.97“Transferred Assets” has the meaning set forth in Section 4.1.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

1.98“Transferred INDs” has the meaning set forth on Exhibit D.
1.99“Transferred Know-How” means the Know-How that is (i) owned by and in the possession of Zevra or any of its Affiliates, (ii) exclusively related to the Compounds or SDX Products and (iii) set forth on Exhibit B.
1.98“Transferred Patent Books and Records” means the Patent Books and Records that are (i)(a) owned by Zevra or any of its Affiliates and in the possession of Zevra’s external patent counsel, (b) exclusively related to the Transferred Patents and (c) set forth on Exhibit E; and (ii) patent certificates with respect to the Transferred Patents owned by and in the possession of Zevra or any of its Affiliates.
1.99“Transferred Patents” mean the Patents that are set forth on Exhibit A, and all Patents that claim priority to, or share a common priority with, any such Patent, including any continuations, continuation-in-part applications, divisionals, substitutions, renewals, reissues, reexaminations, extensions, restorations, and foreign counterparts thereof.
1.100“Transferred Regulatory Documentation” means the Regulatory Documentation that is (i) owned by and in the possession of Zevra or any of its Affiliates, (ii) exclusively related to the Compounds or SDX Products and (iii) set forth on Exhibit D; provided, however, that Transferred Regulatory Documentation excludes any (x) Controlled Substance Documentation and (y) Know-How contained or referenced in any Transferred Regulatory Documentation that is not exclusively related to the Compounds or SDX Products. For the avoidance of doubt, the Transferred Regulatory Documentation includes the Transferred INDs.
1.101“Transferred Regulatory Items” has the meaning set forth in Section 4.15(i).
1.102“Transferred SDX Contracts” has the meaning set forth in Section 4.8.
1.103“U.S. GAAP” means the generally accepted accounting principles in the U.S., consistently applied.
1.104“USPTO” has the meaning set forth in Section 4.2.
1.105“VAT” has the meaning set forth in Section 5.2(ii).
1.106“Zevra” has the meaning set forth in the preamble.
1.107“Zevra FDA Transfer Letters” means the letters to FDA from Zevra (or its applicable Affiliate) in substantially the forms attached as Exhibit L-1 and Exhibit L-2,

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

transferring from Zevra (or its applicable Affiliate) to Commave the rights under the Transferred Regulatory Items identified therein.
1.108“Zevra Indemnitees” has the meaning set forth in Section 7.2.
1.109“Zevra Lab Notebook” means any lab notebook owned by and in the possession of Zevra or any of its Affiliates that contains Transferred Know-How.
1.110“Zevra Liabilities” has the meaning set forth in Section 4.4(ii).
Article II
Article IIIRELEASES AND DISMISSAL
3.1No Admission. In entering into this Agreement, neither Party makes any express or implied admission relating to or in connection with the Litigation, including any admission of liability.
3.2Releases. Except with respect to the obligations expressly reserved or created by this Agreement, each Party, on behalf of itself and its Affiliates, hereby releases and discharges the other Party and its Affiliates (and its and their current and former predecessors, successors, assigns, officers, directors, partners, employees, agents and any other Person acting for or on behalf thereof) from any and all Claims for any acts or omissions arising prior to or as of the Effective Date related to or arising from (i) the Claims asserted in the Litigation or (ii) the License Agreement, together with all other Contracts between the Parties (or their Affiliates) pertaining to the subject matter of the License Agreement (the Claims in (i) and (ii), collectively, the “Released Claims”).
3.3Statutory Acknowledgement. The releases set forth in Section 2.2 are full and final releases by which each Party, on behalf of itself and its Affiliates, waives all rights and benefits it may have had in the past, may now have, or in the future may have in connection with the Released Claims under the terms of any statute or provision of Law that provides that a general release does not extend to Claims which each such Person does not know or suspect to exist in their favor at the time of executing this release by the Parties. Each such Person understands and accepts the risk that it may have substantial Claims that are presently unknown, and it nevertheless releases all such Claims within the scope of the foregoing releases. Specifically, each such Person hereby expressly waives any rights it may have under California Civil Code Section 1542 (and any other Law of similar effect in any jurisdiction) in connection with the Released Claims, which provides that:

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“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
3.4Stipulation of Dismissal. Within three business days following the Effective Date, the Parties shall file all documents and proceed with the procedures, and otherwise take all actions, in each case, that are necessary to dismiss and discontinue the Litigation with prejudice as to all Claims asserted in the Litigation between the Parties, including by filing with the Court of Chancery of the State of Delaware a copy of the Parties’ stipulated order for dismissal, substantially in the form attached hereto as Exhibit G, in which the Parties shall inform the Court of Chancery of the State of Delaware that the Parties have entered into a confidential settlement agreement that resolves all Claims asserted in the Litigation.
3.5Covenant Not to Sue for Released Claims. Subject to the terms and conditions set forth herein, each Party shall not, and shall procure that its Affiliates shall not, institute or prosecute against the other Party or its Affiliates (and their current and former predecessors, successors, assigns, officers, directors, partners, employees, agents and any other Person acting for or on behalf thereof), any Action based upon any Released Claims. Further, each Party shall not, and shall procure that its Affiliates shall not, authorize, procure, assist or solicit the commencement or prosecution against the other Party or any of its Affiliates (and their current and former predecessors, successors, assigns, officers, directors, partners, employees, agents and any other Person acting for or on behalf thereof), of any Action based upon any Released Claim.
3.6Costs and Attorneys’ Fees. Each Party agrees that it shall bear its own costs and attorneys’ fees relating to the Litigation and the negotiation of this Agreement.
Article IV

LICENSE AGREEMENT TERMINATION
4.1Termination of the License Agreement; Survival of Commave Sublicensees. Subject to Section 3.2, the License Agreement is hereby terminated in its entirety as of the Effective Date, with no provisions thereof surviving, and neither Party nor any of its Affiliates shall have any further rights or Liabilities thereunder. Without limiting the foregoing, the Parties acknowledge and agree that, to the extent relating to the Transferred Assets or the Licensed Technology within the Licensed Field, following the termination of the License Agreement as set forth herein, the Commave Sublicenses will survive in accordance with their

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terms, except that Commave will be deemed the licensor of any Transferred Patents or Transferred Know-How that was sublicensed by Commave to the counterparties thereunder.
4.2Audit Rights. Zevra shall have the right to audit Commave, as further set forth in this Section 3.2, for any payments due under the License Agreement in 2024 and 2025 (the “24/25 Payments”) and (i) Zevra shall remain entitled to payment of any associated deficiency and (ii) Commave shall remain entitled to refund of any associated overpayment. Commave shall, and shall ensure that its Affiliates and its and their respective sublicensees, maintain complete and accurate records in sufficient detail to permit Zevra to confirm the accuracy of the calculation of the 24/25 Payments. All 24/25 Payments shall be accounted for in accordance with U.S. GAAP. Upon reasonable prior notice, Commave shall make available its records with respect to the 24/25 Payments during regular business hours not more often than once during the one (1)-year period after the Effective Date for examination by an independent certified public accountant selected by Zevra and reasonably acceptable to Commave, for the sole purpose of verifying the accuracy of the financial reports furnished by Commave with respect to the 24/25 Payments. Any amounts shown to be either owed but unpaid or overpaid shall be paid or repaid, as applicable, to the respective Party within thirty (30) days from the accountant’s report. Zevra shall bear the full cost of such audit unless such audit discloses an underpayment by Commave of more than [***] of the amount due for the audited period, in which case Commave shall bear the full cost of such audit.
Article V

SALE AND PURCHASE
5.1Sale and Purchase. Effective as of the Effective Date, Zevra, on behalf of itself and its Affiliates, hereby sells, transfers and assigns to Commave, and Commave hereby purchases, accepts and acquires from Zevra, free and clear of all Encumbrances, all of Zevra’s and its Affiliates’ right, title and interest, as applicable, in and to (the following (i) through (iv), collectively, the “Transferred Assets”):
(i)the Transferred Patents;
(ii)the Transferred Know-How;
(iii)the Transferred Regulatory Documentation; and
(iv)the Transferred Patent Books and Records.
5.2Without limiting the foregoing, with respect to any Transferred Assets constituting Intellectual Property Rights, the Transferred Assets shall include all rights to sue for past, present

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or future infringement, misappropriation or other intellectual property violation thereof and all priority rights therefor. For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, the attorney-client privilege of Zevra and its Affiliates with respect to privileged communications (including, for clarity, based on the attorney client privilege, work product doctrine, prosecution privilege or other applicable privileges), between Zevra and its Affiliates and its and their respective legal counsel relating to (a) any Actions between Zevra or its Affiliates, on the one hand, and Commave or its Affiliates, on the other hand or (b) this Agreement and the other agreements contemplated hereby, together with all information, files, documents, instruments, papers, books and records to the extent covered by such any such privilege, shall not be transferred hereunder.
5.3Patent Assignment. On the Effective Date, Zevra shall, and shall cause its applicable Affiliates to, execute and deliver to Commave a patent assignment agreement substantially in the form attached hereto as Exhibit H (the “Patent Assignment Agreement”). Commave shall promptly, but in no event later than 10 business days after the Effective Date, file and record the Patent Assignment Agreement with the United States Patent and Trademark Office (“USPTO”) at Commave’s expense.
5.4Further Assurances. At the reasonable request of the other Party, each Party shall, and shall cause its Affiliates to, promptly execute, acknowledge and deliver such further instruments, and do all such other acts as may be necessary or appropriate, in order to (i) vest in Commave all of Zevra and its Affiliates’ right, title and interest in and to the Transferred Assets (subject to the license in Section 4.13(ii)) and (ii) effectuate Commave’s obligations hereunder with respect to the Commave Liabilities and Zevra’s obligations hereunder with respect to the Zevra Liabilities; provided, however, that after the Effective Date, apart from such foregoing customary further assurances, neither Zevra nor Commave shall have any other obligations with respect to the Transferred Assets, Commave Liabilities or Zevra Liabilities except, in each case, as specifically set forth and described herein. Without limiting the foregoing, except as expressly set forth herein, neither Zevra nor Commave shall have any obligation to assist or otherwise participate in the amendment or supplementation of any Regulatory Approvals relating to the Transferred Assets or otherwise to participate in any filings or other activities relating to any such Regulatory Approvals other than as necessary to effect the assignment or transfer thereof to Commave pursuant to this Agreement.
5.5Assumed and Retained Liabilities.
(i)Effective as of the Effective Date, Commave hereby assumes (as applicable) and agrees to pay or otherwise perform or discharge when due, (a) without limiting Zevra’s representations and warranties with respect thereto under this Agreement, all Liabilities to the extent arising out of or under (1) the use, ownership, possession, conduct or operation, by

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or on behalf of Commave, its Affiliates or its or their (sub)licensees of the Transferred Assets, in each case, on or after the Effective Date, (2) any Transferred SDX Contract, on or after the applicable date of assignment of such Transferred SDX Contract, or (3) the Development, manufacture, Commercialization or other exploitation of the Compounds and SDX Products by or on behalf of Commave, its Affiliates or its or their (sub)licensees, in each case, on or after the Effective Date; and (b) all Liabilities resulting from Third Party Claims to the extent arising out of the Development, manufacture, Commercialization or other exploitation of the Compounds or SDX Products by or behalf of Commave, its Affiliates or its or their (sub)licensees (excluding by or on behalf of Zevra, its Affiliates or its or their sublicensees) prior to the Effective Date ((a) and (b), collectively, the “Commave Liabilities”).
(ii)Zevra hereby retains and agrees to pay or otherwise perform or discharge when due, (a) all Liabilities resulting from Third Party Claims to the extent arising out of or under (1) the use, ownership, possession, conduct or operation, by or on behalf of Zevra, its Affiliates or its or their (sub)licensees (excluding by or on behalf of Commave, its Affiliates or its or their (sub)licensees) of the Transferred Assets, in each case, prior to the Effective Date, (2) any Transferred SDX Contract before the applicable date of assignment of each such Transferred SDX Contract; or (3) the SDX Contracts that are not Transferred SDX Contracts; and (b) all Liabilities resulting from Third Party Claims to the extent arising out of the Development, manufacture, Commercialization or other exploitation of the Compounds or SDX Products by or behalf of Zevra, its Affiliates or its or their (sub)licensees (excluding by or on behalf of Commave, its Affiliates or its or their sublicensees) prior to the Effective Date ((a) and (b), collectively, the “Zevra Liabilities”).
5.6Wrong Pockets. For a period of [***] following the Effective Date, if a Party or any of its Affiliates discovers that: (i) (a) any item of Transferred Patent Books and Records or [***]-Related Manufacturing Records was not delivered to Commave, (b) any Patent owned by Zevra or its Affiliates that claim any Compound or SDX Product and is exclusively related to the Compounds or SDX Products was not set forth on Exhibit A, or (c) any Excluded Assets have been transferred to Commave or any of its Affiliates, then such Party shall promptly notify the other Party in writing, and the Parties shall as soon as reasonably practicable after becoming aware of any of the items specified under clause (a), (b) or (c), transfer and assign, or cause to be transferred and assigned, all right, title and interest in and to such asset to the applicable Party or its designated Affiliate; provided, however, with respect to Non-U.S. Transferred Patent Books and Records not delivered to Commave, Zevra’s and its Affiliates’ obligation shall be limited to commercially reasonable efforts to effect such delivery; or (ii) any Contract to which Zevra or any of its Affiliates is a party or is otherwise bound that (a) is exclusively related to the Development, manufacturing or Commercialization of any Compound or SDX Product and (b) was in effect as of the Effective Date was not set forth on Exhibit C, such Party will promptly notify the other Party and Commave will have the right, at its option in

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its sole discretion, to have such Contract assigned to Commave or its designated Affiliate in accordance with the terms of Section 4.8.
5.7Delivery.
(i)To the extent not previously delivered to Commave or its Affiliates, Zevra shall deliver to Commave all physical and electronic materials included in the Transferred Assets in accordance with and subject to the timelines, delivery locations and delivery terms set forth in the delivery plan attached as Exhibit F (the “Delivery Plan”). Notwithstanding anything to the contrary set forth herein or in the Delivery Plan, Zevra’s delivery obligations with respect to Non-U.S. Transferred Patent Books and Records shall be limited to electronically delivering a letter jointly executed by Commave and Zevra in the form of Exhibit O to Zevra’s local patent counsel and patent agents in relevant jurisdictions (the “Local Agents”), requesting that each Local Agent promptly transfer and deliver to Commave the applicable Non-U.S. Transferred Patents Books and Records in the possession of such Local Agent (the “Local Agent Authorization Letter”) and using commercially reasonable efforts to deliver to Commave or its Affiliates any items not previously delivered within sixty (60) days of the Effective Date. For the avoidance of doubt, Zevra and its Affiliates shall have no obligation to direct prosecution of any Non-U.S. Transferred Patents during such sixty (60) day period.
(ii)Zevra shall, and shall cause its Affiliates to, use commercially reasonable efforts to, promptly following the delivery of the applicable Transferred Assets, destroy any copies (both hard copies and copies in any digital form) of such Transferred Asset in Zevra’s or its Affiliates’ possession; provided, however, and notwithstanding anything to the contrary set forth in this Agreement, (a) the foregoing destruction obligation shall not apply to the Commingled Lab Notebooks, and (b) Zevra and its Affiliates shall have the right to retain (1) one copy of the documents made available to Commave in the Data Room as of 11:59 p.m. Eastern Time on the Effective Date and (2) one archival copy to the extent necessary or useful to complete or comply with their legal, regulatory, stock exchange, tax and financial reporting requirements, defend or manage the Zevra Liabilities, and in connection with litigation and insurance matters. For clarity, any copies of Transferred Assets retained pursuant to this Section 4.6(ii) shall be considered Commave’s Confidential Information hereunder.
(iii)Commave agrees and acknowledges, and the Delivery Plan will provide, that: (a) each Zevra Lab Notebook that contains exclusively Transferred Know-How shall be delivered by Zevra to Commave in hard copy format and (b) each Zevra Lab Notebook that does not contain exclusively Transferred Know-How (“Commingled Lab Notebooks”) shall be delivered by Zevra to Commave in digital format (with any hard copies thereof to be retained by Zevra) and that prior to delivering or making available any such digitized Commingled Lab Notebooks, Zevra shall be entitled to redact therefrom any information that is not Transferred

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Know-How. Following the Effective Date and until the last to expire of the Transferred Patents, upon the reasonable request of Commave in connection with any pending Action between Commave or any of its Affiliates, on the one hand, and any Third Party, on the other hand, relating to any Transferred Patents or to the Compounds or SDX Products, Zevra shall grant Commave reasonable access to the Commingled Lab Notebooks for use solely in connection with such Action, subject to safeguards reasonably acceptable to Zevra with respect to any disclosure, use, loss, destruction or alteration of such Commingled Lab Notebooks.
5.8Authorization. Without limiting Sections 4.3, 4.6 or 4.9, until the completion of the Delivery Plan with respect to the applicable Transferred Regulatory Documentation, Zevra, on behalf of itself and its Affiliates, hereby grants Commave and its Affiliates the right of reference to all such Transferred Regulatory Documentation pertaining to the Compounds and SDX Products. Commave and its Affiliates may use or grant a further right of reference under such right of reference for any purpose, including for the purpose of seeking, obtaining and maintaining Regulatory Approval of any SDX Products.
5.9Commave’s Option to Assume SDX Contracts. For six months following the Effective Date, at Commave’s option (in its sole discretion), promptly following a written request from Commave for assignment of an SDX Contract to Commave or its designated Affiliate, Zevra shall, and shall cause its applicable Affiliates to, to the extent such SDX Contract is assignable, assign such SDX Contract to Commave or its designated Affiliate, and Commave or such designated Affiliate shall assume all obligations of Zevra (or its applicable Affiliate) thereunder. If any such SDX Contract is not freely assignable to Commave or its designated Affiliate, (i) Zevra will provide Commave written notice, within 10 business days after such request by Commave, of any applicable restrictions on such assignment, and (ii) Zevra shall, and shall cause its applicable Affiliates to, use commercially reasonable efforts to (a) obtain necessary Third Party consents required to assign such SDX Contract to Commave or its designated Affiliate (and shall assign such SDX Contract to Commave or its designated Affiliate promptly (and in any event within 10 business days) after obtaining any such necessary Third Party consents) or (b) otherwise convey, or cause the conveyance of, the benefits and obligations of such SDX Contract to Commave or its designated Affiliate, provided, however, that Zevra and its Affiliates (1) shall not be required to pay any amounts or other consideration in order to secure such a consent or conveyance of benefits or obligations, unless Commave agrees to (A) reimburse Zevra or its applicable Affiliate(s) for such amounts or consideration, or (B) at Zevra’s option, pay or provide such amounts or consideration to the applicable Third Party directly, and (2) shall have no obligation to keep in effect or otherwise maintain any SDX Contract from or following the Effective Date. From and following the date on which any such SDX Contract is assigned to Commave in accordance with this Section 4.8, such assigned SDX Contract shall be deemed to be a “Transferred SDX Contract” hereunder.

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5.10Transition Assistance. Without limiting Section 4.6 or Section 4.8, for sixty (60) days following the Effective Date, Zevra shall, and shall cause its Affiliates to, at Zevra’s sole cost and expense, provide access to Commave (or its designee), during reasonable business hours, to Zevra’s or its Affiliates’ employees mutually agreed to by the Parties (which shall include, at a minimum, the employees set forth on Exhibit I) to provide reasonable assistance to Commave and its Affiliates in connection with the transition of the Transferred Assets and any Transferred SDX Contracts, including, if applicable, an opportunity to confer regarding the historic management of the [***] relationship, with such assistance not to exceed [***] in the aggregate.
5.11Right to Prosecute, Maintain, Enforce and Defend. Effective as of the Effective Date, as between the Parties, Commave and its Affiliates shall have the sole right in their sole and absolute discretion, but not the obligation, to prosecute, maintain, enforce and defend the Transferred Patents.
5.12Non-Contest of IP in Transferred Patents. Zevra shall not, and shall cause its Affiliates not to, directly or indirectly, on any basis or in any manner, challenge, contest, attack or assist or encourage any other Person in challenging, contesting or attacking, or make any allegation or assertion challenging, contesting or attacking, Commave’s or its Affiliates’ ownership of any Transferred Patents or the scope, validity, enforceability, patentability of any such Transferred Patents; provided, however, that the foregoing shall not restrict Zevra or its Affiliates from (i) raising any defense or counterclaim in any Action initiated by Commave, its Affiliates or its or their (sub)licensees against Zevra or its Affiliates, (ii) responding to a subpoena or court order, or (iii) making any filing or taking any action required by applicable Law or any Governmental Authority.
5.13No Obligation to Develop or Commercialize. Notwithstanding anything to the contrary herein, Commave and its Affiliates shall have no obligation whatsoever to Develop, test, research, analyze, manufacture, sell, launch, promote, market, distribute or otherwise Commercialize any Compound or SDX Product, in each case, which Commave and its Affiliates may do (or elect not to do) in each of their sole and absolute discretion.
5.14License Grants.
(i)Commave License. Zevra, on behalf of itself and its Affiliates, hereby grants Commave and its Affiliates a worldwide, royalty-free, fully paid-up, transferable and perpetual, non-terminable and irrevocable license, with the right to sublicense through multiple tiers, for the sole purpose of Developing, manufacturing, Commercializing or otherwise exploiting Compounds and SDX Products anywhere in the world (the “Licensed Field”), under (a) (1) any Patents owned and Controlled by Zevra or its Affiliates as of the Effective Date (for clarity, other than any Transferred Patent that has already been assigned to Commave) that would

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be infringed (in the case of Patent applications, if issued) by the Development, manufacture, Commercialization or other exploitation of a Compound or SDX Product and (2) any Patents owned and Controlled by Zevra or its Affiliates claiming priority to such Patents described in the foregoing clause (a)(1) and (b) Know-How that is owned and Controlled by Zevra or is Affiliates as of the Effective Date (for clarity, other than any Transferred Know-How that has already been assigned to Commave) and (1) is currently used in, or is reasonably necessary for, the Development, manufacture, Commercialization or other exploitation of a Compound or SDX Product or (2) is or was provided by or on behalf of Zevra or any of its Affiliates to Commave or any of its Affiliates under the License Agreement or this Agreement (and not required to be returned to Zevra pursuant to Section 4.5(i)(b)) (collectively clauses (a) and (b), “Licensed Technology”), which license shall be (x) with respect to the foregoing clause (a), exclusive, and (b) with respect to the foregoing clause (b), exclusive until the expiration of the last to expire Transferred Patent and, thereafter, non-exclusive.
(ii)Grantback License. Commave, on behalf of itself and its Affiliates, hereby grants to Zevra and its Affiliates a worldwide, royalty-free, fully paid-up, perpetual, non-terminable, irrevocable, non-exclusive, transferable license, with the right to sublicense through multiple tiers, under the Transferred Know-How for the sole purpose of developing, manufacturing or commercializing or otherwise exploiting (a) compounds other than any Compounds and (b) products other than any SDX Products; provided, that such license shall not include the right to develop, manufacture, commercialize or otherwise exploit any such compound or product in combination with a Compound or SDX Product.
5.15Patents Included in the Licensed Technology.
(i)Prosecution and Maintenance. Zevra shall have the right, but not the obligation, to prepare, file, prosecute and maintain the Patents in the Licensed Technology (the “Licensed Patents”). For the purpose of this Section 4.14, “prosecution” shall include any post-grant proceeding, including opposition proceedings. Zevra shall notify Commave of any decision by Zevra or its applicable Affiliate to cease prosecution or maintenance of any Licensed Patent in any country. Zevra shall provide such notice reasonably in advance of any filing or payment due date, but in any event prior to any due date that requires action in order to avoid loss of rights, in connection with such Licensed Patent in such country. In such event, if elected by Commave by written notice to Zevra within ten (10) days after delivery of Zevra’s cessation-decision notice, Zevra shall permit Commave, at Commave’s discretion and expense, to continue the prosecution and maintenance of such Licensed Patent in such country (for clarity, without any obligation for Zevra to assign such Licensed Patent to Commave).
(ii)Notification and Enforcement. If either Party becomes aware of any existing or threatened infringement of any Licensed Patent within the Licensed Field, or of

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any Third Party (other than a patent office) claims that any Licensed Patent is invalid or unenforceable, such Party shall promptly notify the other Party in writing to that effect. In addition, each Party shall immediately give written notice to the other Party of any certification of which they become aware filed pursuant to 21 U.S.C. Section 355(b)(2)(A) (or any amendment or successor statute thereto) by a Third Party seeking approval of a generic version of an SDX Product claiming that any Licensed Patents covering any Compound or SDX Product, or the manufacture or use of either of the foregoing, are invalid or unenforceable, or that infringement of any Licensed Patent covering any Compound or SDX Product will not arise from the use, development, manufacture, commercialization, or other exploitation of such generic version of such SDX Product. As between the Parties, Zevra shall have the first right, but not the obligation, to resolve any infringement or claim by a Third Party of the type referenced in the foregoing sentences in this Section 4.14(ii), including the right to bring an appropriate suit, defend against any such claim, or take other action to enforce or defend the applicable Licensed Patent against any such Third Party, and (subject to Section 4.14(iii)) to compromise or settle any such infringement or claim, at Zevra’s own cost and expense. If Zevra does not commence a suit or take such other action as Zevra reasonably determines is necessary or appropriate to enforce or defend the applicable Licensed Patents against such Third Party infringement or claim (which may include sending a cease and desist letter) within thirty (30) days of first becoming aware of such infringement or claim, then, Commave shall have the right, but not the obligation, to commence such a suit or take such other action in regard to the applicable Licensed Patents against such Third Party infringement (for clarity, within the Licensed Field) or claim, at Commave’s own cost and expense. Commave shall have the right, in its sole discretion, to delegate its rights under the foregoing sentence, in whole or in part, to any of its Affiliates, provided, that any such Affiliate shall comply with the terms of this Section 4.14(ii).
(iii)Cooperation. If required by applicable Law for Commave or any of its Affiliates to bring a suit, defense or other action pursuant to Section 4.14(ii), Zevra shall, at Commave’s request and expense, join such action as a party, in each case, to the extent relating to the Licensed Field. Zevra as the non-enforcing/defending Party shall be entitled to separate representation in any suit, defense or other action brought by Commave or any of its Affiliates pursuant to Section 4.14(ii), in each case, by counsel of Zevra’s own choice and at its own expense.
(iii)Settlement and Recoveries. Any proceeds recovered in connection with an enforcement action contemplated in Section 4.14(ii), to the extent related to the Licensed Patents, shall: (a) first be used to reimburse each Party for its reasonable documented out-of-pocket costs and expenses incurred in connection therewith; and (b) then, be (1) to the extent constituting compensatory damages for infringement within the Licensed Field, paid to or retained by Commave, (2) to the extent constituting treble or punitive damages for infringement

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within the Licensed Field, shared by the Parties on a 50/50 basis, and (3) to the extent not covered by the foregoing clause (1) or clause (2), paid to or retained by Zevra. Further, neither Party shall, nor shall they permit their respective Affiliates to, enter into any compromise or settlement in connection with an enforcement action contemplated in Section 4.14(ii), to the extent related to the Licensed Patents, that (x) imposes any liability or obligation on the other Party, (y) includes any admission of liability or wrongdoing by another Party, or (z) adversely affects the rights of another Party under this Agreement, in each case without such Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).
5.16Transfer of Regulatory Items and Compliance with Regulatory Requirements.
(i)Notwithstanding anything to the contrary set forth herein, following the Effective Date, each Party shall cooperate to transfer the INDs and the Orphan Drug Designations included in the Transferred Regulatory Documentation (the “Transferred Regulatory Items”) from Zevra (or its Affiliates) to Commave (or, with respect to the EU Orphan Drug Designation, Commave’s designee).
(ii)As promptly as possible following the Effective Date, (a) Commave shall execute and deliver the Commave FDA Transfer Letter(s) to FDA in coordination with Zevra, and (b) Zevra shall execute and deliver the Zevra FDA Transfer Letter(s) (together with the Commave FDA Transfer Letter(s), the “FDA Letters”) to FDA in coordination with Commave. From and following the proper submission of the FDA Letters to FDA, Commave shall assume all regulatory responsibilities for compliance with the requirements of FDA and similar U.S. state and local Governmental Authorities relating to the Transferred Regulatory Items identified in the FDA Letters.
(iii)As promptly as possible following the Effective Date, (a) Commave shall provide Zevra with such supporting documentation for the proposed new sponsor of the EU Orphan Drug Designation as Zevra may request and (b) Zevra’s Affiliate shall submit an application to the EMA requesting the transfer of the EU Orphan Drug Designation to Commave’s designee in coordination with Commave. From and following the submission of the transfer application to the EMA, Commave shall assume all regulatory responsibilities for compliance with the requirements of EMA and applicable laws relating to the EU Orphan Drug Designation.
(iv)For clarity, except as expressly set forth herein, Zevra shall not have any obligation to assist or otherwise participate in the amendment or supplementation of the Transferred Regulatory Items or otherwise to participate in any filings or other activities relating to the Transferred Regulatory Items or SDX Products other than, solely with respect to the

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Transferred Regulatory Items, as necessary to effect the assignment or transfer thereof to Commave pursuant to this Agreement.
Article VI

PAYMENT
6.1Payment. In full and final consideration of the releases, covenants, assignment, licenses and other rights set forth herein, Commave shall pay to Zevra [***]: (i) Twenty-Five Million United States Dollars ($25,000,000 USD) on the Effective Date; (ii) Twenty Million United States Dollars ($20,000,000 USD), on the earlier of (a) three (3) days following the date on which Commave has filed and recorded the Patent Assignment Agreement with the USPTO and (b) ten (10) business days following the Effective Date; and (iii) Five Million United States Dollars ($5,000,000 USD) within three (3) days following the delivery of the [***]-Related Manufacturing Records and Transferred Patent Books and Records (other than the Non-U.S. Transferred Patents Books and Records) in accordance with the Delivery Plan (the payments described in clauses (i) through (iii), collectively, the “Payments”). Each Payment [***] will be paid by wire transfer of immediately available funds to the bank account designated by Zevra in writing to Commave on or prior to the Effective Date. [***].
6.2Taxes.
(i)Withholding Taxes. All Payments hereunder shall be made free and clear, and without any deduction on account of taxes or any withholding tax (a “Tax Withholding”), unless such Tax Withholding is required by applicable Law. The Parties agree to cooperate with one another and use reasonable efforts to eliminate any Tax Withholding. In particular, upon timely and reasonable request by Commave, Zevra will use commercially reasonable efforts to furnish to Commave any tax, tax residence or similar certificate that Zevra is legally permitted to furnish in order for Commave to comply with any withholding or reporting requirements and will reasonably cooperate with Commave to establish any exemption from any Tax Withholding.
(ii)VAT. All Payments due pursuant to this Agreement shall be exclusive of any applicable sale, value-added, goods and services or similar tax (“VAT”), and no Payment shall be reduced on account of VAT regardless of whether such VAT is recoverable or non-recoverable. If Commave is responsible or liable for the payment of VAT in respect of any Payment hereunder under a reverse charge mechanism, Commave shall pay the amount of such VAT to the applicable tax authority in accordance with applicable Law. The Parties shall reasonably cooperate to minimize any otherwise applicable VAT and to provide invoices in a manner required under applicable VAT Law.

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6.3Existing Inventory. The Parties acknowledge that following the Effective Date, Commave may seek to discuss Commave’s acquisition of Zevra’s or its Affiliates’ existing inventory of SDX (the “Inventory”) [***], which Zevra shall consider in good faith; provided, however, Zevra shall have no obligation to maintain such Inventory from or following the Effective Date. For clarity, nothing in this Agreement or the assignment of any SDX Contract shall be construed as Zevra selling, transferring or assigning to Commave (or committing or agreeing to any of the foregoing) any of Zevra’s or its Affiliates’ right, title or interest in and to any of the Inventory, and any such sale would need to be the subject of a separate written agreement between the Parties.
Article VII

REPRESENTATIONS AND WARRANTIES; COVENANTS
7.1Mutual Representations and Warranties. Each Party hereby represents and warrants that:
(i)such Party has the requisite right and power to enter into this Agreement and to consummate the transactions contemplated to be consummated by it under this Agreement, and such Party has duly executed and delivered this Agreement, and (assuming the due authorization, execution and delivery by the other Party), this Agreement constitutes such Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and subject to equitable principles of general applicability (whether considered in an action in equity or at law);
(ii)no consent of any other Person is required for such Party and its Affiliates to consummate the transactions contemplated hereby; and
(iii)such Party has not (directly or indirectly) transferred, assigned, or pledged to any Third Party or to an Affiliate, the right to bring, pursue, or settle any of the Released Claims.
7.2Additional Representations and Warranties of Zevra. Zevra represents and warrants to Commave as follows, as of the Effective Date:
(i)Ownership; Encumbrances. Zevra or one of its Affiliates is the sole and exclusive owner of the Transferred Assets, free and clear from any Encumbrances.

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(ii)No Written Notice of Infringement of Third-Party Intellectual Property Rights. Zevra and its Affiliates have not received any written notice, written claim or other written communication (including any “cease and desist” letter or invitation to take a license) from any Third Party alleging that the Development, manufacture, or Commercialization of the Compounds or SDX Products or that any exercise of rights in the Transferred Assets, would infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Third Party.
(iii)No Written Notice of Infringement of the Transferred Assets. To Zevra’s Knowledge, Zevra has not sent any written notice, written claim or other written communication (including any “cease and desist” letter or invitation to take a license) alleging that a Third Party is infringing, misappropriating or otherwise violating any Transferred Assets.
(iv)[***]
(v)[***]
(vi)[***]
(vii)No Other SDX Patents. Except as set forth on Section 6.2(vii) of the Disclosure Schedule, other than the Transferred Patents, neither Zevra nor any of its Affiliates owns any Patents that claim any Compound or SDX Product.
(viii)Possession of Patent Books and Records. To Zevra’s Knowledge and except as would not be materially adverse to the exploitation of the Transferred Assets, other than the patent certificates included in prong (ii) of the definition of “Transferred Patent Books and Records”, neither Zevra nor any of its Affiliates are in possession of any items in the categories set forth in Exhibit E.
7.3DISCLAIMER. EXCEPT, IN EACH CASE, AS EXPRESSLY PROVIDED IN THIS AGREEMENT:
(i)THE TRANSFERRED ASSETS ARE CONVEYED ON AN “AS IS” BASIS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE.
(ii)NOTHING IN THIS AGREEMENT IS OR SHALL BE CONSTRUED AS:
(a)A WARRANTY OR REPRESENTATION BY ZEVRA THAT ANYTHING MADE, USED, IMPORTED, SOLD, OR OFFERED FOR SALE UNDER

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THE TRANSFERRED ASSETS IS OR WILL BE FREE FROM INFRINGEMENT OF ANY PATENT RIGHTS, FOREIGN OR DOMESTIC, OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY;
(b)AN OBLIGATION OF ZEVRA TO BRING OR PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS; OR
(c)GRANTING, BY IMPLICATION, ESTOPPEL, OR OTHERWISE, ANY RIGHTS TO COMMAVE UNDER ANY RIGHTS OF ZEVRA OR THIRD PARTIES.
(iii)NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF APPLICABLE LAW, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS SUCH WARRANTIES.
Article VIII

INDEMNIFICATION AND LIMITATION OF LIABILITY
8.1Indemnification by Zevra. Zevra shall defend, indemnify, and hold Commave and its Affiliates and their respective officers, directors, employees, and agents, successors and assigns (the “Commave Indemnitees”) harmless from and against any and all losses, damages, Liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”) to which any Commave Indemnitee may become subject as a result of any claims to the extent arising out of:
(i)the breach of any of Zevra’s representations or warranties made herein;
(ii)any failure by Zevra to comply with any covenants, agreements or obligations of Zevra contained in this Agreement; or
(iii)any Zevra Liabilities.
8.2Indemnification by Commave. Commave shall defend, indemnify, and hold Zevra and its Affiliates and their respective officers, directors, employees, and agents, successors and assigns (the “Zevra Indemnitees” and, together with the Commave Indemnitees, the “Indemnitees”) harmless from and against any and all Losses to which any Zevra Indemnitee may become subject as a result of any claims to the extent arising out of:

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(i)the breach of any of Commave’s representations or warranties made herein;
(ii)any failure by Commave to comply with any covenants, agreements or obligations of Commave contained in this Agreement; or
(iii)any Commave Liabilities.
8.3Indemnification Procedures.
(i)Third Party Claims. If any Party (the “Indemnified Party”) receives written notice of the commencement of any Action or the assertion of any claim by a Third Party or the imposition of any penalty or assessment for which indemnity may be sought under Section 7.1 or Section 7.2 (each, a “Third Party Claim”), and such Indemnified Party intends to seek indemnification pursuant to this Article VII, the Indemnified Party shall promptly provide the other Party (the “Indemnifying Party”) with written notice of such Third Party Claim, stating the nature, basis and the amount thereof, to the extent known, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice within the time frame specified will not relieve the Indemnifying Party from its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 45 days from receipt of any such notice of a Third Party Claim to give notice to assume the defense, appeal or settlement proceedings thereof. If notice to the effect set forth in the immediately preceding sentence is given by the Indemnifying Party, the Indemnifying Party will have the right to assume the defense, appeal or settlement proceedings of the Indemnified Party against the Third Party Claim with counsel of its choice. The Indemnified Party shall diligently conduct such defense, appeal or settlement (including the making of all filings and responses due during such time) during the period prior to the assumption of such defense, appeal or settlement proceeding by the Indemnifying Party, or the expiration of such 45-day notice period. So long as the Indemnifying Party has assumed the defense, appeal or settlement proceedings of the Third Party Claim in accordance herewith, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense, appeal or settlement proceedings of the Third Party Claim. As to any Third Party Claim with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at its cost and expense. The Parties will act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims. The Parties will also cooperate in any such defense, appeal or settlement proceedings, and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party has assumed the defense, appeal or settlement proceedings with respect to a Third Party Claim, neither the Indemnified Party nor the

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Indemnifying Party shall admit any Liability or wrongdoing, agree to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that the consent of the Indemnified Party shall not be required with respect to any such admission, settlement or judgment if the Indemnifying Party agrees in writing to pay or cause to be paid any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes no admission of Liability or wrongdoing by or other obligation on the part of the Indemnified Party and includes a complete release of the Indemnified Party from any Liability with respect thereto. For clarity, the Indemnifying Party will not be obligated to indemnify the Indemnified Party hereunder for any admission, settlement entered into or any judgment consented to without the Indemnifying Party’s prior written consent.
(ii)Other Claims.
(a)As soon as reasonably practicable, but in no event later than 30 days, after an Indemnified Party becomes aware of any claim (a “Direct Claim”) that does not involve a Third Party Claim that might result in Losses for which such Indemnified Party may be entitled to indemnification under this Article VII, the Indemnified Party shall provide written notice (a “Claim Notice”) to the Indemnifying Party stating the nature, basis, the amount thereof (to the extent known or estimated, which amount shall not be conclusive of the final amount of such Direct Claim), the method of computation thereof (to the extent known or estimated) and, to the extent practicable, any other material details pertaining thereto, along with copies of the relevant documents evidencing such Direct Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such Claim Notice within the time frame specified will not relieve the Indemnifying Party from its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby.
(b)Following receipt of a Claim Notice from an Indemnified Party, the Indemnifying Party shall have 60 days to make such investigation of the claim as the Indemnifying Party reasonably deems necessary or desirable. For the purposes of such investigation, the Indemnified Party agrees to make available to the Indemnifying Party or its Representatives the information relied upon by the Indemnified Party to substantiate the claim and all other information in the Indemnified Party’s possession or under the Indemnified Party’s control that the Indemnifying Party reasonably requests; provided, that the Indemnifying Party shall not be required to make available to the Indemnifying Party or its Representatives any attorney work product, attorney-client communications or other items protected by attorney-client or other legal privilege (or related doctrine).
(c)Within such 60-day period, an Indemnifying Party may object to any claim set forth in such Claim Notice by delivering written notice to the Indemnified

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Party of the Indemnifying Party’s objection (an “Indemnification Objection Notice”). Such Indemnification Objection Notice must describe the grounds for such objection in reasonable detail. If an Indemnification Objection Notice is not delivered by the Indemnifying Party to the Indemnified Party within 60 days after receipt by the Indemnifying Party of the Claim Notice (the “Indemnification Objection Period”), the Indemnified Party shall be free to seek enforcement of its rights to indemnification under this Agreement with respect to such Direct Claim.
(d)If an Indemnifying Party shall object in writing during the Indemnification Objection Period to any claim or claims by an Indemnified Party made in any Claim Notice, the Indemnified Party shall have 30 days after its receipt of the Indemnification Objection Notice to respond in a written statement to such objection. If after such 30-day period there remains a dispute as to any claims, the Indemnifying Party and the Indemnified Party shall attempt in good faith for 20 days (or any mutually agreed upon extension thereof) thereafter to agree in writing upon the rights of the respective Parties with respect to each of such claims. If no such written agreement can be reached after good faith negotiation, each of the Indemnifying Party and the Indemnified Party may take action to resolve the objection in accordance with Section 9.2.
8.4Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:
(i)except with respect to claims for Losses arising from fraud, Zevra shall not be liable for any Losses with respect to the matters set forth in Section 7.1(i), (a) unless the amount of Losses with respect to any individual indemnified matter (together with Losses from any substantially similar event, occurrence, condition or set of facts or circumstances) is greater than [***] (“Per Claim Threshold”) and (b) until the aggregate amount of all such Losses exceeds [***] (the “Threshold”); provided further, that if such aggregate amount of Losses exceeds the Threshold, then the Commave Indemnitee shall be entitled to indemnification for only the amount of all such Losses in excess of the Threshold;
(ii)except with respect to claims for Losses arising from fraud, Commave shall not be liable for any Losses with respect to the matters set forth in Section 7.2(i), (a) unless the amount of Losses with respect to any individual indemnified matter (together with Losses from any substantially similar event, occurrence, condition or set of facts or circumstances) is greater than the Per Claim Threshold and (b) until the aggregate amount of all such Losses exceeds the Threshold; provided further, that if such aggregate amount of Losses exceeds the Threshold, then the Zevra Indemnitee shall be entitled to indemnification for only the amount of all such Losses in excess of the Threshold;

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(iii)without limitation to the other provisions of this Section 7.4 and except with respect to claims for Losses arising from (a) fraud, (b) the Commave Liabilities, (c) the Zevra Liabilities, or (d) Commave’s failure to pay the amounts due pursuant to Section 5.1, each Party’s maximum aggregate Liabilities to the Indemnitees under this Article VII shall not exceed the then-current Paid Amount;
(iv)no Party shall have any liability for an otherwise indemnifiable Loss that is contingent unless and until such contingent Loss becomes an actual Loss of the Indemnified Party and is due and payable;
(v)nothing herein shall relieve any Indemnified Party of any common law duty to mitigate Losses;
(vi)no Party shall be liable for any Loss to the extent arising from (a) a change in Law or a change in accounting or taxation policy or practice made after the Effective Date, other than a change required to comply with any Law, policy or practice in effect on the Effective Date, or (b) any Law not in force on the Effective Date or any change in Law which takes effect retroactively or occurs as a result of any increase in the rates of taxation in force on the Effective Date; and
(vii)notwithstanding anything to the contrary contained in this Agreement (including in this Article VII), in no event shall any Party be liable for special, indirect, incidental, exemplary, punitive or consequential damages of any other Party or for lost or anticipated profits, revenues or opportunities or business interruption of any other Party, or for any damages calculated by reference to a multiplier of revenue, profits, EBITDA or similar methodology, whether or not caused by or resulting from the actions of such Party or the breach of its covenants, agreements, representations or warranties hereunder and whether or not based on or in warranty, contract, tort (including negligence, strict liability or innocent or negligent misrepresentation or misstatement) or otherwise, except, in each case, to the extent actually paid to a Third Party not affiliated with the applicable Indemnified Party in connection with a Third Party Claim.
8.5Calculation of Indemnity Payments.
(i)The amount of any Loss for which indemnification is provided under this Article VII shall be: (a) net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss; and (b) reduced to take account of any net tax benefit actually realized by the Indemnified Party arising from the incurrence of such Loss in the year in which such Loss occurred or the five following years. In computing the amount of any such tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the

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receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified amount. To the extent that the claim with respect to which an indemnity obligation arises has not given rise to an actual net tax benefit in a prior year or in the year in which the indemnity payment is to be made, but gives rise to an actual net tax benefit with respect to the Indemnified Party within five years following the year in which relevant the Loss was incurred, the Indemnified Party shall pay to the Indemnifying Party the amount of such tax benefit.
(ii)If an Indemnified Party recovers an amount from a Third Party in respect of Losses that are the subject of indemnification hereunder after all or a portion of such Losses have been paid by an Indemnifying Party pursuant to this Article VII, then the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (a) (1) the amount paid by the Indemnifying Party in respect of such Losses plus (2) the amount received by the Indemnified Party in respect thereof minus (b) the full amount of the Losses; provided that, notwithstanding the foregoing, the Indemnified Party shall not be required to remit any amounts greater than the amount paid by the Indemnifying Party in respect of such Losses. In the event that an Indemnified Party has any rights against a Third Party with respect to any Loss that results in a payment by an Indemnifying Party under this Article VII, such Indemnifying Party shall be subrogated to such rights to the extent of such payment. Without limiting the generality of any other provision hereof, each Indemnified Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the subrogation and subordination rights detailed herein, and otherwise cooperate in the prosecution of such claims.
8.6Exclusive Remedy.
(i) Except as expressly provided for in this Agreement (including Section 3.2 and Section 8.5), from and after the Effective Date, each Party’s sole and exclusive remedy with respect to any and all claims relating to this Agreement, the Transferred Assets, the Commave Liabilities, the Zevra Liabilities or the transactions contemplated by this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of and without limitation to the foregoing, each Party hereby waives, from and after the Effective Date, any and all rights, claims and causes of action whether based on warranty, in contract, in tort (including negligence, strict liability or innocent or negligent misrepresentation or misstatement) or otherwise that such Party or any other Indemnitee associated such with Party may have against the other Party, any of its Affiliates or any other Person, arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VII. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of either Party after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

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Each Party, on behalf of itself and each other Indemnitee associated with such Party, acknowledges and agrees that the sole and exclusive source of recovery for all such Indemnitees with respect to a breach or inaccuracy of any representation or warranty of the other Party in this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII.
8.7Tax Treatment of Indemnification. For all tax purposes, Commave, Zevra and their respective Affiliates agree to treat any indemnity payment under this Agreement as an adjustment to the Payments unless otherwise required pursuant to applicable Law.
8.8Survival. The representations and warranties of the Parties contained in this Agreement shall survive the Effective Date and shall terminate [***] months after the Effective Date. None of the covenants or agreements contained in this Agreement shall survive the Effective Date other than those which by their terms contemplate performance after the Effective Date and such surviving covenants and agreements shall survive the Effective Date only until the expiration of the term of the undertaking set forth in such agreements and covenants. No Party shall have any liability or obligation of any nature with respect to any representation, warranty, agreement or covenant after the termination thereof unless a notice of a breach thereof giving rise to a right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time.
Article IX

CONFIDENTIALITY
9.1Confidentiality. Each Party agrees that, during the Term and forever thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information of the other Party, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties. The foregoing confidentiality, non-disclosure and non-use obligations shall not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent contemporaneous written proof:
(i)was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality, at the time of its disclosure by the other Party;
(ii)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

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(iii)became generally available to the public or otherwise part of the public domain after its disclosure by the disclosing Party and other than through any act or omission of the receiving Party, its Affiliates or their respective Representatives in breach of this Agreement;
(iv)was disclosed to the receiving Party or its Affiliates by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the disclosing Party; or
(v)was independently discovered or developed by the receiving Party or its Affiliates without direct or indirect access to or aid, application, or use of the other Party’s Confidential Information.
(vi)Notwithstanding anything to the contrary herein or in the definition of “Confidential Information”, as of the Effective Date, (a) the Transferred Assets shall be deemed to be the Confidential Information of Commave (and Commave shall be deemed to be the disclosing Party and Zevra shall be deemed to be the receiving Party with respect thereto), and (b) the Licensed Technology shall be deemed to be the Confidential Information of Zevra (and Zevra shall be deemed to be the disclosing Party and Commave shall be deemed to be the receiving Party with respect thereto).
9.2Authorized Disclosure. Notwithstanding the obligations set forth in Section 8.1, a Party may disclose the other Party’s Confidential Information to the extent:
(i)such disclosure is reasonably necessary: (a) for filing or prosecuting Patents as contemplated by this Agreement; (b) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approvals consistent with such Party’s rights hereunder; or (c) for prosecuting or defending litigation;
(ii)such disclosure is reasonably necessary to the receiving Party’s or its Affiliates’ employees, agents, consultants, contractors or sublicensees, as applicable, on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided, that in each case, the disclosees are bound by written obligations of confidentiality, non-disclosure and non-use that are at least as restrictive as those contained in this Agreement (except with respect to the duration of such obligations, which shall be commercially reasonable under the circumstances);
(iii)such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, or other financial or commercial partner for the sole purpose of evaluating or carrying out an actual or potential investment, acquisition or other business relationship; provided, that in connection with such disclosure, such Party shall inform

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each disclosee of the confidential nature of such Confidential Information; and provided further, that such disclosee is bound by written obligations of confidentiality, non-disclosure and non-use at least as restrictive as those contained in this Agreement (except with respect to the duration of such obligations, which shall be commercially reasonable under the circumstances);
(iv)such disclosure is reasonably necessary to obtain legal or financial advice from the receiving Party’s attorneys and financial advisors; provided, that such attorneys and financial advisors are subject to confidentiality, non-disclosure and non-use obligations at least as stringent as those set forth herein (except with respect to the duration of such obligations, which shall be commercially reasonable under the circumstances) or, with respect to attorneys, under applicable professional codes of conduct;
(v)such disclosure is reasonably necessary to comply with applicable Law, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order; or
(vi)such disclosure is made pursuant to Section 8.4(i).
(vii)Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 8.2(i)(c) or (v), such Party shall (to the extent permitted by applicable Law) promptly notify the other Party of such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure to the maximum extent permitted by applicable Law.
9.3Non-Disparagement. The Parties shall not, and shall cause their Affiliates not to, make any public disparaging or defamatory statements about the other Party or its Affiliates in connection with the License Agreement, the Litigation or this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prohibit a Party from (i) making truthful statements as required by applicable Law or legal process, (ii) providing testimony or information in response to a subpoena, court order, or governmental inquiry, or (iii) making statements consistent with any press release or other mutually approved public statement. For purposes of this Section 8.3, “disparaging” means any statement, whether written or oral, that would reasonably be expected to materially harm the reputation or business of the other Party or its Affiliates.
9.4Publicity.
(i)The Parties agree that the terms of this Agreement are deemed the Confidential Information of both Parties (and each Party shall be deemed to be both the disclosing Party and the receiving Party with respect thereto, and notwithstanding Section 8.1,

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SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

the exceptions set forth in clauses (i), (iv) and (v) of Section 8.1 shall not apply with respect thereto).
(ii)Promptly following the Effective Date, Zevra shall issue a press release in the form attached hereto as Exhibit J (the “Press Release”). Other than the Press Release, neither Party shall, and each Party shall cause its respective Affiliates not to, make any public disclosure concerning the terms of this Agreement without the other Party’s prior written consent. Notwithstanding the foregoing, each Party may make statements that are consistent with the Press Release or any other public statements previously approved by the Parties.
(iii)Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge that either or both Parties, or their Affiliates, respectively, may be obligated to file under applicable Law, including the rules and regulations promulgated by the U.S. Securities and Exchange Commission or applicable securities exchanges, a copy of this Agreement or portions thereof, or to disclose the existence, terms or substance of this Agreement in any report, registration statement or other filing required by applicable Law, with Governmental Authorities. Each Party and its Affiliates shall be entitled to make such a required filing or disclosure, provided, that the filing Party shall request confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the maximum extent such confidential treatment is reasonably available. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party or its Affiliate intends to seek confidential treatment at least five (5) business days prior to such filing (or such shorter period as may be required to comply with applicable filing deadlines), and shall reasonably consider and incorporate the other Party’s timely comments thereon to the extent consistent with applicable Law, with respect to the filing Party or Affiliate, governing disclosure of material agreements and material information that must be publicly filed. For the avoidance of doubt, once the Parties have agreed upon the form of any disclosure or the redacted version of this Agreement to be filed as an exhibit, the disclosing Party may use such agreed-upon form of disclosure or redacted agreement in subsequent filings without further review or consent of the other Party, unless the disclosing Party proposes to make material changes to such disclosure or redactions.
9.5Equitable Relief. Each Party acknowledges that its breach of this Article VIII may cause irreparable harm to the other Party, which may not be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article VIII by the other Party. For the avoidance of doubt, any use or disclosure by a Party of any Confidential Information that is authorized under this Article VIII shall not be

EXECUTION COPY
CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

restricted by, or be deemed a violation of, any pre-existing confidentiality agreement between the Parties.
Article X

GENERAL PROVISIONS
10.1Term. The term of this Agreement shall commence upon the Effective Date and shall continue in perpetuity (the “Term”).
10.2Governing Law and Forum. Resolution of all disputes and any remedies relating to this Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to any choice of law principles that would require the application of the laws of a different state. Each Party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for any matter arising out of or relating to this Agreement and the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum.
10.3Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including any pre-existing confidentiality agreement between the Parties related to the subject matter of this Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
10.4Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” shall include conditions beyond the reasonable

EXECUTION COPY
CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

control of the applicable Party, which may include an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, national or regional failure or default of public utilities or common carriers, and destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.
10.5Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 9.5, and shall be deemed to have been given for all purposes (i) when received, if hand-delivered or sent by a reputable courier service, or (ii) five (5) business days after mailing, if mailed by first-class certified or registered airmail, postage prepaid, return receipt requested.
Notices to Commave shall be sent to:

Commave Therapeutics SA
Avenue Giuseppe Motta 31-37
1202 Geneva
Switzerland
Legal@corium.com

with a copy (which shall not constitute notice) to:

[***]

Notices to Zevra shall be sent to:

Zevra Therapeutics, Inc.
101 Federal Street
Boston, MA 02110
Attn: Legal Department
legal@zevra.com

with a copy (which shall not constitute notice) to:

[***]

A Party may change the above recipients and addresses for notices relating to this Agreement in a written notice to the other Party.

EXECUTION COPY
CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

10.6No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.
10.7Assignment. Neither Party may assign this Agreement or its rights and obligations hereunder, including in connection with any Change of Control or similar transaction, without the prior written consent of the other Party, except that either Party may assign this Agreement in its entirety without the consent of the other Party (i) to an Affiliate or (ii) in connection with a Change of Control of such Party. Any assignment or transfer in violation of this Section 9.7 shall be ab initio null and void. Any assignment by Zevra or any of its Affiliates of the Licensed Technology shall be subject to the license granted to Commave in Section 4.13(i) and related rights in Section 4.14 of this Agreement.
10.8Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their permitted successors and assigns.
10.9Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good-faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
10.10No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver signed by the Party making the waiver relating to a particular matter for a particular period of time. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless expressly stated in writing by the Party making the waiver.
10.11Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, their Affiliates, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

EXECUTION COPY
CONFIDENTIAL SETTLEMENT COMMUNICATION
SUBJECT TO FRE § 408

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

10.12Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.
10.13English Language. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.
10.14Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references herein to Articles, Sections, and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.
10.15Representation by Counsel; Participation in Drafting. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.
10.16Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
10.17            [Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed below as of the Effective Date.

COMMAVE THERAPEUTICS SA        ZEVRA THERAPEUTICS, INC.

By:     /s/ Peter W. Agnes III                By:     /s/ Neil F. McFarlane

Name:     Peter W. Agnes III                Name:     Neil F. McFarlane

Title:     Operating Partner                Title: President and Chief Executive Officer

By:     /s/ Nicolas Schnyder

Name:     Nicolas Schnyder

Title:     Director

Signature Page to Confidential Asset Purchase and Settlement Agreement